Exhibit 99.4

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2014

Introduction to Unaudited Pro Forma Condensed Combined Statement of Operations

On June 20, 2014, Celsion Corporation, a Delaware corporation (“Celsion”), completed the acquisition of substantially all of the assets of Egen, Inc., an Alabama corporation (“EGEN”), pursuant to the terms of the Asset Purchase Agreement dated as of June 6, 2014, by and between Celsion and EGEN (the “Asset Purchase Agreement”). The unaudited pro forma condensed combined statement of operations presented herein is based on, and should be read in conjunction with:

•

EGEN’s historical unaudited financial statements for the three and nine months ended March 31, 2014 and 2013 filed with the Current Report on Form 8-K/A filed by Celsion with the Securities and Exchange Commission (“SEC”) on August 25, 2014; and

•	Celsion’s historical financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 12, 2015;

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 has been prepared as if the acquisition occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined statement of operations to give effect only to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the combined results of Celsion and EGEN. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined statement of operations presented below and with the separate historical financial statements of Celsion and EGEN.

The unaudited pro forma condensed combined statement of operations is based on estimates and assumptions and is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s results of operations actually would have been had the acquisition been completed as of the dates indicated. Additionally, the unaudited pro forma condensed combined statement of operations is not necessarily indicative of the condensed combined financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated.

The unaudited pro forma adjustments related to the acquisition have been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles with Celsion as the acquirer, which are subject to change and interpretation and are based on a preliminary purchase price allocation. The allocation of purchase price for acquisitions requires extensive use of accounting estimates, assumptions and judgments to allocate the purchase price to identifiable tangible and intangible assets acquired and liabilities assumed, based on their respective estimated fair values. The purchase price for EGEN was allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. Such valuations require significant estimates and assumptions including but not limited to: determining the timing and estimated costs to complete the in-process projects, projecting regulatory approvals, estimating future cash flows, and developing appropriate discount rates. Celsion believes the preliminarily estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The final purchase price allocation will be performed using estimated fair values as of the acquisition. The fair value estimates for the purchase price allocation may change if additional information becomes available. Differences between these purchase price allocations and any changes thereto could have a material impact on the unaudited pro forma condensed combined financial statements and Celsion’s future results of operations and financial position.

CELSION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2014

	Historical (Note 3)		Pro Forma Adjustments		Pro Forma
	Celsion (audited)	EGEN (unaudited)	(Note 5)		Combined

Licensing revenue	$500,000	$-	$-		$500,000

Operating expenses:
Research and development	14,969,382	839,283	(38,461)	(a)	15,770,204
General and administrative	8,860,549	613,651	(18,394)	(b)	9,455,806
Acquisition costs	1,385,263	215,291	(1,600,554)	(c)	-
Total operating expenses	25,215,194	1,668,225	(1,657,409)		25,226,010

Loss from operations	(24,715,194)	(1,668,225)	1,657,409		(24,726,010)

Other income (expense):
Gain from valuation of common stock warrant liability	204,279	-	-		204,279
Gain from valuation of earn-out milestone liability	213,949	-	-		213,949
Investment income (loss), net	77,194	(4,706)	-		72,488
Interest expense	(1,326,438)	-	(248,437)	(d)	(1,547,875)
Other (expense) income	51,937	161,501	-		(213,438)
Total other (expense) income	(779,079)	156,795	(248,437)		(870,721)

Net loss	(25,494,273)	(1,511,430)	1,408,972		(25,596,731)

Net loss per common share basic and diluted	$(1.38)		$1.11	(e)	$(1.30)

Weighted average common shares outstanding basic and diluted	18,472,399		1,270,642	(e)	19,743,041

  CELSION CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NOTE 1 – DESCRIPTION OF TRANSACTION

On June 20, 2014, Celsion completed the previously announced acquisition of substantially all of the assets of EGEN pursuant to the Asset Purchase Agreement. CLSN Laboratories, Inc., a Delaware corporation and a wholly-owned subsidiary of Celsion (“CLSN Laboratories”), acquired all of EGEN’s right, title and interest in and to substantially all of the assets of EGEN, including cash and cash equivalents, patents, trademarks and other intellectual property rights, clinical data, inventory and raw materials, certain contracts, licenses and permits, machinery, mobile and immobile equipment, furniture, office equipment, furnishings, transportation equipment, supplies and other tangible personal property. In addition, CLSN Laboratories assumed certain specified liabilities of EGEN, including the liabilities arising out of the acquired contracts and other assets relating to periods after the closing date.

NOTE 2 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information was prepared using historical financial statements of Celsion and EGEN, which were prepared under United States Generally Accepted Accounting Principles (“GAAP”). The acquisition is accounted for under the purchase method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired and liabilities assumed of EGEN based on their preliminarily estimated fair values. The allocation of purchase price for acquisitions requires extensive use of accounting estimates, assumptions and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective estimated fair values. Celsion believes the preliminarily estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The fair value estimates for the purchase price allocation may change if additional information becomes available. For further information, refer to the financial statements and notes thereto included in Celsion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 12, 2015 with the SEC.

The unaudited pro forma condensed combined statement of operations is presented after giving effect to the acquisition of EGEN as if it occurred on January 1, 2014 for the year ended December 31, 2014. Certain reclassifications have been made to the historical financial statements of EGEN to conform to Celsion’s presentation.

NOTE 3 – HISTORICAL FINANCIAL INFORMATION

EGEN had a June 30 fiscal year end. The historical statement of operations of EGEN for the period January 1, 2014 through the date of acquisition, June 20, 2014, was derived from EGEN’s unaudited financial statements. The historical statement of operations for Celsion was obtained from Celsion’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 12, 2015. For further information, refer to the financial statements and notes thereto included in Celsion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 12, 2015.

NOTE 4 – ACCOUNTING POLICIES

As a result of the continuing review of EGEN’s accounting policies, Celsion may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, Celsion is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined statement of operations does not assume any differences in accounting policies.

NOTE 5 – UNAUDITED PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined statement of operations presented above and with the separate historical financial statements of Celsion and EGEN.

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

a)	Reflects the elimination of depreciation for intellectual property for the period from January 1, 2014 through June 20, 2014, the date the acquisition was complete.

b)	Reflects adjustments to depreciation expense as a result of recording property and equipment at fair value as of the acquisition date.

c)	Reflects the elimination of acquisition costs which were expensed for the period from January 1, 2014 through June 20, 2014, the date the acquisition was complete.

d)

Reflects interest expense associated with the principal amount of $5,000,000 for the second tranche of a secured loan borrowed by Celsion from Hercules Technology Growth Capital, Inc. on June 9, 2014, the proceeds of which were used to make the cash payment to EGEN and other transaction costs incurred by Celsion at the transaction closing, as if the second tranche had been borrowed and the transaction had occurred on January 1, 2014.

e)	Reflects the issuance of the 2,712,188 shares of Celsion’s common stock, provided as purchase consideration to EGEN on June 20, 2014, as if it had occurred on January 1, 2014.